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                                                              Exhibit (23)(a)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Number 333-26279 on Form S-8, Registration Statement Number 333-26275 on Form S-8, Registration Statement Number 333-26277 on Form S-8, Registration Statement Number 333-26273 on Form S-8, and Registration Statement Number 333-26281 on Form S-8 of our report dated July 29, 1997, with respect to the consolidated financial statements and schedule of Morton International, Inc. and subsidiaries, included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                        ERNST & YOUNG LLP



Chicago, Illinois
September 19, 1997